EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/company/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS OCTOBER 2007

OPERATIONAL PERFORMANCE

HOUSTON, Nov. 1, 2007 - Continental Airlines (NYSE: CAL) today reported an October consolidated (mainline plus regional) load factor of 79.5 percent, 0.2 points above the October 2006 consolidated load factor, and a mainline load factor of 79.8 percent, 0.3 points above the October 2006 mainline load factor. Both load factors were records for the month. In addition, the carrier reported a domestic mainline load factor of 82.5 percent, 0.6 points below October 2006, and an international mainline load factor of 76.7 percent, 1.3 points above October 2006.

During the month, Continental recorded a U.S. Department of Transportation on-time arrival rate of 80.4 percent and a mainline segment completion factor of 99.6 percent.

In October 2007, Continental flew 7.7 billion consolidated revenue passenger miles (RPMs) and 9.7 billion consolidated available seat miles (ASMs), resulting in a traffic increase of 6.0 percent and a capacity increase of 5.7 percent as compared to October 2006. In October 2007, Continental flew 6.9 billion mainline RPMs and 8.6 billion mainline ASMs, resulting in a mainline traffic increase of 7.3 percent and a mainline capacity increase of 7.0 percent as compared to October 2006. Domestic mainline traffic was 3.7 billion RPMs in October 2007, up 4.6 percent from October 2006, and domestic mainline capacity was 4.5 billion ASMs, up 5.3 percent from October 2006.

For October 2007, consolidated passenger revenue per available seat mile (RASM) is estimated to have increased between 6.0 and 7.0 percent compared to October 2006, while mainline passenger RASM is estimated to have increased between 7.0 and 8.0 percent compared to October 2006. For September 2007, consolidated passenger RASM increased 4.2 percent compared to September 2006, while mainline passenger RASM increased 5.1 percent from September 2006.

Continental's regional operations had an October load factor of 76.9 percent, 0.4 points below the October 2006 load factor. Regional RPMs were 821.5 million and regional ASMs were 1,067.8 million in October 2007, resulting in a traffic decrease of 3.9 percent and a capacity decrease of 3.4 percent versus October 2006.

Continental Airlines is the world's fifth largest airline. Continental, together with Continental Express and Continental Connection, has more than 3,100 daily departures throughout the Americas, Europe and Asia, serving 144 domestic and 138 international destinations. More than 400 additional points are served via SkyTeam alliance airlines. With more than 45,000 employees, Continental has hubs serving New York, Houston, Cleveland and Guam, and together with Continental Express, carries approximately 67 million passengers per year. Continental consistently earns awards and critical acclaim for both its operation and its corporate culture.

For the fourth consecutive year, FORTUNE magazine named Continental the No. 1 World's Most Admired Airline on its 2007 list of World's Most Admired Companies. Continental was also named the No. 1 airline on the publication's 2007 America's Most Admired airline industry list. Additionally, Continental again won major awards at the OAG Airline of the Year Awards including "Best Airline Based in North America" for the fourth year in a row, and "Best Executive/Business Class" for the fifth consecutive year. For more company information, visit continental.com.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company's 2006 10-K and its other securities filings, including any amendments thereto, which identify important matters such as the consequences of the company's significant financial losses and high leverage, the significant cost of aircraft fuel, its high labor and pension costs, service interruptions at one of its hub airports, disruptions in its computer systems, and industry conditions, including the airline pricing environment, industry capacity decisions, industry consolidation, terrorist attacks, regulatory matters, excessive taxation, the availability and cost of insurance, public health threats and the seasonal nature of the airline business. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law.

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PRELIMINARY TRAFFIC RESULTS
OCTOBER	2007	2006	Change
REVENUE PASSENGER MILES (000)
Domestic	3,748,932	3,584,913	4.6	Percent

International	3,124,304	2,822,048	10.7	Percent
Transatlantic	1,791,893	1,546,101	15.9	Percent
Latin America	704,683	655,677	7.5	Percent
Pacific	627,728	620,270	1.2	Percent

Mainline	6,873,236	6,406,961	7.3	Percent
Regional	821,467	854,551	-3.9	Percent
Consolidated	7,694,703	7,261,512	6.0	Percent
AVAILABLE SEAT MILES (000)
Domestic	4,545,441	4,315,906	5.3	Percent

International	4,071,163	3,740,657	8.8	Percent
Transatlantic	2,321,631	2,028,144	14.5	Percent
Latin America	919,601	901,037	2.1	Percent
Pacific	829,931	811,476	2.3	Percent

Mainline	8,616,604	8,056,563	7.0	Percent
Regional	1,067,799	1,105,020	-3.4	Percent
Consolidated	9,684,403	9,161,583	5.7	Percent
PASSENGER LOAD FACTOR
Domestic	82.5 Percent	83.1 Percent	-0.6	Points

International	76.7 Percent	75.4 Percent	1.3	Points
Transatlantic	77.2 Percent	76.2 Percent	1.0	Points
Latin America	76.6 Percent	72.8 Percent	3.8	Points
Pacific	75.6 Percent	76.4 Percent	-0.8	Points

Mainline	79.8 Percent	79.5 Percent	0.3	Points
Regional	76.9 Percent	77.3 Percent	-0.4	Points
Consolidated	79.5 Percent	79.3 Percent	0.2	Points
ONBOARD PASSENGERS
Mainline	4,115,874	3,947,787	4.3	Percent
Regional	1,535,726	1,560,051	-1.6	Percent
Consolidated	5,651,600	5,507,838	2.6	Percent
CARGO REVENUE TON MILES (000)
Total	94,608	96,418	-1.9	Percent

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PRELIMINARY TRAFFIC RESULTS
YEAR-TO-DATE	2007	2006	Change
REVENUE PASSENGER MILES (000)
Domestic	38,041,502	36,040,992	5.6	Percent

International	32,870,803	30,325,388	8.4	Percent
Transatlantic	17,074,430	15,134,401	12.8	Percent
Latin America	9,377,360	8,930,736	5.0	Percent
Pacific	6,419,013	6,260,251	2.5	Percent

Mainline	70,912,305	66,366,380	6.8	Percent
Regional	8,278,290	8,637,192	-4.2	Percent
Consolidated	79,190,595	75,003,572	5.6	Percent
AVAILABLE SEAT MILES (000)
Domestic	45,192,026	43,032,146	5.0	Percent

International	41,116,790	38,701,836	6.2	Percent
Transatlantic	21,353,753	19,188,826	11.3	Percent
Latin America	11,574,201	11,365,266	1.8	Percent
Pacific	8,188,836	8,147,744	0.5	Percent

Mainline	86,308,816	81,733,982	5.6	Percent
Regional	10,563,158	11,063,882	-4.5	Percent
Consolidated	96,871,974	92,797,864	4.4	Percent
PASSENGER LOAD FACTOR
Domestic	84.2 Percent	83.8 Percent	0.4	Points

International	79.9 Percent	78.4 Percent	1.5	Points
Transatlantic	80.0 Percent	78.9 Percent	1.1	Points
Latin America	81.0 Percent	78.6 Percent	2.4	Points
Pacific	78.4 Percent	76.8 Percent	1.6	Points

Mainline	82.2 Percent	81.2 Percent	1.0	Points
Regional	78.4 Percent	78.1 Percent	0.3	Points
Consolidated	81.7 Percent	80.8 Percent	0.9	Points
ONBOARD PASSENGERS
Mainline	42,765,225	40,699,650	5.1	Percent
Regional	15,085,073	15,323,226	-1.6	Percent
Consolidated	57,850,298	56,022,876	3.3	Percent
CARGO REVENUE TON MILES (000)
Total	852,637	890,567	-4.3	Percent

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PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
OCTOBER	2007	2006	Change
On-Time Performance [1]	80.4%	71.4%	9.0	Points
Completion Factor [2]	99.6%	99.4%	0.2	Points
September 2007 year-over-year consolidated RASM change			4.2	Percent
September 2007 year-over-year mainline RASM change			5.1	Percent
October 2007 estimated year-over-year consolidated RASM change			6.0 - 7.0	Percent
October 2007 estimated year-over-year mainline RASM change			7.0 - 8.0	Percent
October 2007 estimated average price per gallon of fuel, including fuel taxes			2.33	Dollars
Fourth Quarter 2007 estimated average price per gallon of fuel, including fuel taxes			2.50	Dollars

1 Department of Transportation Arrivals within 14 minutes
2 Mainline Segment Completion Percentage
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